KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                             281 Tresser Boulevard
                          Stamford, Connecticut 06901






                                      September 29, 1997




UCAR International Inc.
39 Old Ridgebury Road
Danbury, Connecticut 06817

     Re:      UCAR International Inc. Compensation Deferral Program

Ladies and Gentlemen:

     We have acted as special counsel to UCAR International Inc. (the "Company") in connection with the Registration Statement on Form S-8 which the Company proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), registering $10,000,000 of deferred compensation obligations (the "Deferred Compensation Obligations") which are offered pursuant to the UCAR International Inc. Deferred Compensation Program (as amended and restated November, 1995) (the "Plan").

     In connection with this opinion, we have examined a copy of the Amended and Restated By-Laws Restated Certificate of Incorporation of the Company, a copy of the Amended and Restated By-Laws of the Company, the minute books and records of corporate proceedings of the Company as made available to us by officers of the Company, the Plan and other records, agreements, certificates and instruments from officers of the Company and governmental officials, in each case as we have deemed necessary and relevant to form the basis for the opinion expressed herein.

     In our examination of the documents described above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of copies, the authenticity of the originals of such copies and the legal capacity of all natural persons.

     The  opinion   herein  is  subject  to  the   following   limitations   and
qualifications:

          (a) We express no opinion concerning any law of any jurisdiction other than (i) the laws of the States of New York and Connecticut, (ii) the federal laws of the United States of America and (iii) the General Corporation Law of the State of Delaware. Without limiting the foregoing, we express no opinion with


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     respect to the applicability  thereto,  or the effect thereof,  of the laws of any other jurisdiction or as to matters of municipal laws or the rules, regulations or orders of any municipal authority within any state.

          (b) We express no opinion on any matter not specifically set forth herein.

          (c) We express no opinion with respect to the validity and binding nature of the Deferred Compensation Obligations to the extent such obligations may be subject to, or affected by, general equity principles or applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally.

          (d) We have assumed that there has been no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of any of the documents referred to herein or any of the transactions contemplated by such documents.

     Based upon the foregoing, it is our opinion that all proper corporate proceedings have been taken so that the Deferred Compensation Obligations have been duly authorized and, upon issuance and payment therefore in accordance with the Plan and the offering and sale of Deferred Compensation Obligations thereunder, will be legal, valid and binding obligations of the Company.

     We hereby consent to any references to Kelley Drye & Warren LLP contained in, and to the filing of this opinion with the Securities and Exchange Commission in connection with, the Registration Statement referred to above. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                 Very truly yours,

                                 KELLEY DRYE & WARREN LLP



                                 By: /s/ M. RIDGWAY BARKER
                                     ------------------------------
                                         M. Ridgway Barker
                                         A Member of the Firm



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